CONFORMED COPY


                              FOURTH AMENDMENT


                  FOURTH AMENDMENT dated as of March 22, 2002 (this "Amendment"), to the Credit Agreement, dated as of June 3, 1999, as amended (as so amended, the "Credit Agreement"), among RCN CORPORATION, (the "Company"), RCN TELECOM SERVICES OF PENNSYLVANIA, INC. (now known as RCN Telecom Services, Inc.), RCN CABLE SYSTEMS, INC. (now known as RCN Telecom Services, Inc.), JAVANET, INC. (now known as UNET Holding, Inc.), RCN FINANCIAL MANAGEMENT, INC., UNET HOLDING, INC., INTERPORT COMMUNICATIONS CORP. (now known as UNET Holding, Inc.) and ENET HOLDING, INC. (now known as RCN Internet Services, Inc.) (collectively, the "Borrowers"), the LENDERS party thereto, and JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as Administrative Agent and Collateral Agent.

                  WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrowers; and

                  WHEREAS the Company and the Borrowers have requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

                  2. Amendments to Section 1.01.

                  (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (i) the definition of "Applicable Spread" is hereby amended by (x) deleting clause (a) of the first sentence thereof and replacing such clause with "(a) with respect to any Tranche B Term Loan, (i) 3.00% per annum, in the case of an ABR Loan, or
         (ii) 4.00% per annum, in the case of a Eurodollar Loan," and (y) deleting in its entirety the table set forth therein and inserting in its place the following table:


               Debt Ratio:                            ABR Spread            Eurodollar Spread
               -----------                            ----------            -----------------

               Category 1
               ----------
               Greater than 10.0 to 1                     2.50%                     3.50%

               Category 2
               ----------
               Less than or equal to 10.0 to 1
               but greater than 8.0 to1                   2.25%                     3.25%

               Category 3
               ----------
               Less than or equal to 8.0 to1
               but greater than 6.0 to1                   2.00%                     3.00%

               Category 4
               ----------
               Less than or equal to 6.0 to 1
               but greater than 5.0 to 1                  1.75%                     2.75%

               Category 5
               ----------
               Less than or equal to 5.0 to 1             1.50%                     2.50%


                  (ii) the definition of the term "Applicable Rate" is hereby amended by deleting such definition in its entirety and replacing such definition with the following:

                           "Applicable Rate" means, with respect to the
                  commitment fee payable pursuant to Section 2.12(a), a rate per annum equal to 1.50%.

                  (iii) the definition of the term "Capital Expenditures" is hereby amended by deleting clause (i) from the second proviso thereof in its entirety and replacing it with the following:

                  "(i) expenditures to the extent they are made with the proceeds of (A) cash consideration received by the Company after the Fourth Amendment Effective Date from issuances of its capital stock (including preferred stock) or Permitted Debt and not previously used for any other purpose (other than the temporary repayment of Revolving Loans or Investments in Permitted Investments) or (B) cash capital contributions to, or cash payments for the issuance of Equity Interests of, RCN-BecoCom, Starpower or the California Joint Venture made by third parties (other than Subsidiaries or controlled Affiliates of the Company)"

                  (iv) the definition of "EBITDA" is hereby amended by deleting such definition in its entirety and replacing such definition with the following:

                           "EBITDA" means, for any period, Consolidated Net
                  Income of the Company and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) the aggregate amount of Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) all non-cash non-recurring charges during such period (it being understood that charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges), (e) all non-cash charges associated with stock-based compensation, (f) all costs and expenses incurred in connection with the execution and delivery of the Fourth Amendment, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, (x) all non-cash non-recurring gains during such period (it being understood that gains shall be deemed non-cash gains until the period that cash receipts attributable to such gains are received, at which point such gains shall be deemed cash gains) and (y) all gains on the sales of assets outside of the ordinary course of business, all as determined on a consolidated basis with respect to the Company and the Restricted Subsidiaries in accordance with Adjusted Accounting Principles.

                  (v) the definition of the term "LIBO Rate" is hereby amended by deleting such definition in its entirety and replacing such definition with the following:

                           "LIBO Rate" means, with respect to any
                  Eurodollar Borrowing for any Interest Period, the greater of (i) 3.00% per annum and (ii) the rate appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period or, in the event that such rate is not available at such time for any reason, then the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  (vi) the definition of the term "Megacable" is hereby amended by deleting such definition in its entirety and replacing such definition with the following:

                           "Megacable" means collectively, Mega Cable, S.A. de C.V., MCM Holding, S.A. de C.V. and Megacable Telecomunicaciones, S.A. de C.V., each a sociedad anonima de capital variable organized under the laws of the United Mexican States, approximately 49% of the outstanding Equity Interests of which are, on the Fourth Amendment Effective Date, owned by RCN International Holdings, Inc.

                  (vii) the definition of the term "Net Proceeds" is hereby amended by adding at the end thereof the following sentence:

                  "For the purposes of Section 2.10(c) "Net Proceeds" shall exclude the portion of the proceeds of any sale, transfer or other disposition of the New Jersey Assets that would otherwise constitute Net Proceeds up to $250,000,000 in the aggregate, it being understood that any amount in excess of such $250,000,000 shall be applied in accordance with Section 6.05(h) herein."

                  (viii) the definition of the term "Prepayment Event" is hereby amended by deleting the period at the end of clause (c) therein and replacing it with "; or" and inserting the following clause (d):

                  "(d) (i) the receipt by the Company or any Company Group Subsidiary of Net Proceeds from any sale, transfer or other disposition of any property or asset of Megacable or Megacable Holdco (including of any Equity Interest owned by Megacable or Megacable Holdco) and any return of capital to the Company or any Company Group Subsidiary of all or any portion of its investment in Megacable or Megacable Holdco, (ii) the receipt by the Company or any Company Group Subsidiary of any Net Proceeds from the issuance of any Equity Interests in Megacable or Megacable Holdco and (iii) the receipt by the Company or any Company Group Subsidiary of any dividend or distribution from Megacable or Megacable Holdco that is designated or otherwise identifiable as a dividend or distribution of any portion of the proceeds to Megacable or Megacable Holdco of a sale or disposition of any of its property or assets or the issuance of any Equity Interest in Megacable or Megacable Holdco. For the purposes of Section 2.10(c), any Prepayment Event in respect of this clause (d) shall be subject to the proviso in such Section 2.10(c); provided, however that to the extent the Net Proceeds received by the Company or any Company Group Subsidiary as a result of an event described in this clause (d) exceed $150,000,000 in the aggregate, 50% of such excess shall be used to prepay Term Borrowings and shall not be eligible for reinvestment in Telecommunications Assets."

         (b) The definitions of the terms "Homes Passed" and "On-Net Connections" are hereby deleted from Section 1.01 in their entirety.

         (c) The following definitions are added, in the appropriate alphabetical order, to Section 1.01:

                           "California Assets" means the Telecommunications
                  Assets, consisting of two communication systems, owned by the Borrowers and the Restricted Subsidiaries that are, on the Fourth Amendment Effective Date, physically located in California and utilized to provide telecommunications services to customers of the Borrowers or the Restricted Subsidiaries in California plus (i) such additional Telecommunications Assets as are, after the Fourth Amendment Effective Date, acquired for such cable systems and located in California pursuant to Capital Expenditures made in accordance with Section 6.12(m), (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets; provided that California Assets shall not in any event include any cash, cash equivalents, Permitted Investments or accounts receivable (other than trade and customer receivables). On the Fourth Amendment Effective Date, the book value of the California Assets is approximately $325,000,000.

                           "California Joint Venture" means a joint venture
                  established after the Fourth Amendment Effective Date by the Borrowers and/or one or more Restricted Subsidiaries with Persons that are not Affiliates of the Company for the provision of telecommunications services to customers in California.

                           "Equity Proceeds" means cash proceeds received
                  by the Company after the Fourth Amendment Effective Date from the issuance and sale of common stock of the Company or Non-Cash Pay Preferred Stock of the Company.

                           "Fourth Amendment" means the Fourth Amendment to
                  this Agreement dated as of March 22, 2002, among the Company, the Borrowers, the Lenders party thereto and the Agent.

                           "Fourth Amendment Effective Date" means the date
                  on which the Fourth Amendment became effective in accordance with its terms.

                           "Megacable Holdco" has the meaning assigned to
                  such term in Section 6.02(b).

                           "Network Connections" means the number of
                  customer connections for customers receiving internet access, cable TV, telephony communications, home security or energy monitoring services (each such service being deemed a separate connection) on any network of the Company, the Borrowers or any of their Subsidiaries including unbundled network elements and whose service payments are not overdue to a point where service is generally discontinued; provided that ISP dial-up customer connections which are not part of a network customer bundle and resale customer connections shall not in any event be deemed Network Connections.

                            "New Jersey Assets" means the
                  Telecommunications Assets, consisting of a cable system operating on the Fourth Amendment Effective Date under the franchises set forth on Schedule 1.01, owned by the Borrowers and the Restricted Subsidiaries that are, on the Fourth Amendment Effective Date, physically located in New Jersey and utilized to provide services to customers of the Borrowers or the Restricted Subsidiaries in New Jersey, plus (i) such additional Telecommunications Assets as are, after the Fourth Amendment Effective Date, acquired for such cable system and located in New Jersey pursuant to Capital Expenditures made in accordance with Section 6.12(m),
                  (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets; provided that the New Jersey Assets shall not in any event include any cash, cash equivalents, Permitted Investments or accounts receivable (other than trade and customer receivables). On the Fourth Amendment Effective Date, the book value of the New Jersey Assets is approximately $75,000,000.

                           "Senior Secured Debt Ratio" means, on any date,
                  the ratio of (i) Senior Secured Debt outstanding on such date to (ii) Annualized EBITDA determined as of the last day of the fiscal quarter most recently ended on or prior to such date.

                           "Total Debt Ratio" means, on any date, the ratio
                  of (i) Total Debt outstanding on such date, minus the amount of the Cash Adjustment on such date, to (ii) Annualized EBITDA determined as of the last day of the fiscal quarter most recently ended on or prior to such date.

         (d) Each reference in the Credit Agreement to the defined term "On-Net Connections" is hereby replaced with a reference to the defined term "Network Connections".

         3. Amendment to Section 2.02. Section 2.02 is hereby amended by adding the following paragraph at the end of such Section:

                           "(e) Notwithstanding any other provision of this
                  Agreement, each of the Company and the Borrowers covenants and agrees that it shall not request any Revolving Borrowing during the period from the Fourth Amendment Effective Date until the date that is the later of (i) the date on which the Company delivers its financial statements in accordance with Section 5.01(b) of this Agreement for fiscal quarter ending on March 31, 2004, and (ii) the date on which the Company delivers a certificate in accordance with Section 5.01(c) of this Agreement setting forth reasonably detailed calculations demonstrating its compliance with Section 6.12 as of the last day of the relevant fiscal quarter, which calculation shall show that the Company's EBITDA is at least $60,000,000 in the aggregate for the two most recent consecutive fiscal quarters, provided, however, that the foregoing shall not affect the right of the Company or any Borrower to request the issuance of any Letter of Credit under Section 2.04."

         4. Amendment to Section 2.10(c). Section 2.10(c) of the Credit Agreement is hereby amended by inserting after the clause "or any event described in clause (c) of such definition constituting a distribution by a Joint Venture Subsidiary of Net Proceeds received by it from the sale of Telecommunications Assets" the following: "or any event described in clause
(d) of such definition".

         5. Amendment to Section 3. Section 3.04(c) of the Credit Agreement is hereby amended by deleting the date "December 31, 1998" in such Section and replacing it with the date "December 31, 2001" and by adding at the end of such Section the following sentence: "The financial information contained in the draft of the Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission in respect of its fiscal year ended December 31, 2001, a copy of which draft has been forwarded to the Agent prior to the Fourth Amendment Effective Date, presents fairly, in all material respects, the financial position and results of operations of the Company and its consolidated Subsidiaries as of December 31, 2001 and for such fiscal year in accordance with GAAP."

         6. Amendments to Section 5.

         (a) Section 5.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (f) thereof, (ii) replacing the period at the end of clause (g) thereof with "; and", and (iii) inserting at the end thereof the following new clause:

                           "(h) commencing with a report for the month of
                  April 2002, within 30 days after the end of each month (or concurrent with the required compliance certificate for such month if such month is the last month of a fiscal quarter), (i) its consolidated balance sheet and related statements of operations and cash flow as at the end of, and for, such month, together with summary income statements by market and operating statistics including the average revenue per unit, the number of Network Connections, customer churn and penetration, in each case by product and market and homes passed by market as at the end of such month and (ii) a Management Discussion and Analysis report with respect to the consolidated results for such period.

         (b) Section 5 of the Credit Agreement is hereby amended by adding the following Section 5.15:

                           "SECTION 5.15. Cash held by RFM 2, LLC Within 10
                  Business Days following the Fourth Amendment Date and at all times after such date, the Company will maintain and cause to maintain all of the cash and cash equivalents of the Company and its Restricted Subsidiaries on the Fourth Amendment Effective Date (other than cash reasonably deemed necessary to be maintained in accounts of the Company or any of its Restricted Subsidiaries for the operation of the business thereof in the ordinary course of business, which in any event shall not exceed $25,000,000 in the aggregate) at RFM 2, LLC, a Delaware limited liability company ("RFM 2, LLC"), and will use such cash and cash equivalents for the conduct of the business of the Company and its Subsidiaries only to the extent that other cash is not available from the operation of such business."

         (c) Section 5 of the Credit Agreement is hereby amended by adding the following Section 5.16:

                           "SECTION 5.16. RCN Finance, LLC. Within 10
                  Business Days following the Fourth Amendment Effective Date, RCN Finance, LLC, a Delaware limited liability company ("RCN Finance, LLC"), and any other Unrestricted Subsidiaries then holding cash or Permitted Investments shall transfer to RFM 2, LLC (without the payment of any consideration) all cash and/or Permitted Investments in an amount equal to the amount of all investments previously made by the Company or Restricted Subsidiaries therein and earnings thereon less the amount of cash expended thereby in connection with repurchases of Indebtedness of the Company as of the Fourth Amendment Effective Date.

         7. Amendments to Section 6.01(a). Section 6.01(a) of the Credit Agreement is hereby amended by:

                  (i) deleting the phrase "$225,000,000 at any time outstanding" in clause (v) thereof and inserting in its place "$125,000,000 at any time outstanding after the Fourth Amendment Effective Date";

                  (ii) deleting clause (vii) thereof in its entirety and replacing such clause with the following: "(vii) Permitted Debt of the Company; provided that such Indebtedness is permitted by
         Section 6.12(j) when incurred; and provided, further that any such Indebtedness which is unsecured senior Indebtedness shall not exceed $100,000,000 at any time outstanding;"; and

                  (iii) inserting immediately after clause (xii) the following:

                  "(xiii) Indebtedness of the Company or any of its Restricted Subsidiaries pursuant to any letter of credit facility with one or more financial institutions, which letter of credit facility may be cash collateralized if necessary; provided that such Indebtedness shall not exceed $25,000,000 in the aggregate for all such letter of credit facilities at any time."

         8. Amendment to Section 6.02.

         (a) Section 6.02(a)(vii) of the Credit Agreement is hereby amended by adding the phrase "or (xiii)" in such Section at the end thereof.

         (b) Section 6.02(b) of the Credit Agreement is hereby amended by adding the following at the end of the second sentence thereof:

                  "Notwithstanding anything in this Section 6.02(b) or in the Loan Documents to the contrary, RCN International Holdings, Inc. may hold the Equity Interests of Megacable through one intermediate holding company ("Megacable Holdco"), provided that (i) Megacable Holdco shall be created solely for the purposes of issuing a single class of Equity Interests and holding the Equity Interests of Megacable, (ii) RCN International Holdings, Inc. shall hold Equity Interests of Megacable Holdco in an amount equal to the Equity Interests of Megacable owned by RCN International Holdings, Inc. immediately preceding any transfer of such Equity Interests to Megacable Holdco and
                  (iii) RCN International Holdings, Inc. shall remain a Restricted Subsidiary and an Investment Subsidiary hereunder."

         9. Amendments to Section 6.03.

         (a) Section 6.03(a) is hereby amended by:

                  (i) adding the phrase "if the Company determines in good faith in accordance with its business judgment that such merger or consolidation is in the best interests of the Company and is not materially disadvantageous to the Lenders" at the end of clause
         (ii) thereof; and

                  (ii) adding the following proviso at the end of clause
         (v) thereof:

                  ", provided that no Subsidiary holding any assets may be liquidated or dissolved into the Company and further"

         (b) Section 6.03(c) of the Credit Agreement is amended by replacing each reference therein to "the date of execution of this Agreement" with "the Fourth Amendment Effective Date".

         (c) Section 6.03 is further amended by inserting at the end thereof the following new clause:

                           "(e) The Company will not permit RFM 2, LLC to
                  incur any Indebtedness (other than Indebtedness permitted under Section 6.01(a)(viii) and (xiii)), to merge into or consolidate with any other Person, to permit any other Person to merge into or consolidate with it, to liquidate or dissolve or to engage in any business or activity other than the ownership of cash and Permitted Investments and activities incidental thereto; provided, however, notwithstanding the foregoing or anything contained in the Credit Agreement, each of the Lenders hereby acknowledges and agrees that (i) other than as created by Section 6.05 hereof and by the Security Documents with respect to cash that constitutes Proceeds as set forth therein, the Company, the Borrowers, the Restricted Subsidiaries and the Unrestricted Subsidiaries do not intend to grant and the parties hereto agree that the Lenders do not have a lien on any cash held by the Company, any Borrower, any Restricted Subsidiary or Unrestricted Subsidiary and (ii) the maintenance and transfer of cash and cash equivalents to RFM 2, LLC pursuant to Sections 5.15 and 5.16 will not prejudice or impair RFM 2 LLC's right to seek relief under Title 11 of the United States Code or render RFM 2 LLC ineligible for such relief."

         10. Amendments to Section 6.04.

         (a) Section 6.04(d) of the Credit Agreement is hereby amended by replacing the phrase "then-existing Subsidiaries" in such Section with the phrase "then-existing Restricted Subsidiaries" and by replacing the reference to "$100,000,000 at any time outstanding" in such Section with a reference to "$25,000,000 at any time outstanding after the Fourth Amendment Effective Date".

         (b) Section 6.04(e) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with the following:

                  "(ii) other than pursuant to such existing commitments, in an aggregate amount together with the purchases and acquisitions permitted under Section 6.04(l) not in excess of $200,000,000"

         (c) Section 6.04(f) of the Credit Agreement is hereby amended by inserting the word "Restricted" immediately before each reference to "Subsidiary" in such Section.

         (d) Section 6.04(j) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

                           "(j) investments, including acquisitions and
                  investments in Unrestricted Subsidiaries, to the extent the consideration paid therefor consists of common stock of the Company, Non-Cash Pay Preferred Stock of the Company or Equity Proceeds received after the Fourth Amendment Effective Date (to the extent not previously used for other purposes (other than temporary repayment of Revolving Loans or investments in Permitted Investments)), provided that (i) in the case of an investment in an Unrestricted Subsidiary at the time any such investment under this clause (j) is made (x) the Senior Secured Debt Ratio is less than 4.00 to 1 and (y) the Total Debt Ratio is less than 6.00 to 1 and (ii) in any case, any such investment made with Equity Proceeds is made, and the consideration therefor is paid, not later than the 120th day after receipt by the Company of such Equity Proceeds;"

         (e) Section 6.04(l) of the Credit Agreement is hereby amended by adding the following at the end of such Section:

                  "and provided further that the aggregate amount of such purchases and acquisitions and any other investments in Joint Venture Subsidiaries after the Fourth Amendment Effective Date pursuant to Section 6.04(e) shall not exceed $200,000,000"

         (f) Section 6.04(n) of the Credit Agreement is hereby amended by inserting the following immediately before the semicolon at the end thereof:

                  "; provided, however, that to the extent the aggregate amount of such investments exceed $25,000,000 no such further investment shall be made under this clause (n) unless at the time such further investment is made (x) the Senior Secured Debt Ratio is less than 4.00 to 1 and
                  (y) the Total Debt Ratio is less than 6.00 to 1".

         (g) Section 6.04 of the Credit Agreement is further amended by (i) deleting the word "and" at the end of clause (n) thereof, (ii) replacing the period at the end of clause (o) thereof with "; and", and (iii) inserting at the end thereof the following new clause:

                           "(p) (i) investments consisting of the sale or
                  contribution of the California Assets to the California Joint Venture, provided that (A) all Equity Interests and other investments in the California Joint Venture (including Indebtedness of the California Joint Venture) at any time owned or held by the Company or any Subsidiary shall be owned or held by a Company Group Subsidiary and pledged on a first priority basis to the Agent pursuant to the appropriate Security Documents, and
                  (B) no agreement, instrument or constitutive document relating to the California Joint Venture shall prohibit or restrict the pledge of the Equity Interests or other investments referred to in clause (i) above or (ii) below or the exercise of remedies with respect thereto in accordance with the Security Documents; and (ii) additional investments made in the California Joint Venture (and pledged as contemplated by clause (A) above)
                  (x) as required under capital contribution provisions in connection with substantially contemporaneous investments being made by third party partners in the California Joint Venture in an aggregate amount for all such additional investments not to exceed $80,000,000 or (y) with Equity Proceeds resulting from a substantially contemporaneous investment in the Company by third party partners in the California Joint Venture."

         11. Amendments to Section 6.05.

         (a) Section 6.05(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

                  "(b) sales, transfers and dispositions to the Company or a Restricted Subsidiary; provided that (i) any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09 and (ii) any such sale, transfer or disposition of the Equity Interests in Starpower shall be to a Restricted Subsidiary and not to the Company;"

         (b) Section 6.05(c) of the Credit Agreement is hereby amended by
(i) adding "or in Megacable or Megacable Holdco" after the phrase "Joint Venture Subsidiaries" in the first parenthetical thereof and (ii) inserting the following before the "and" at the end of clause (ii) thereof: "or $150,000,000 in the aggregate in the case of any sales, transfers or dispositions of Equity Interests in Megacable or Megacable Holdco".

         (c) Section 6.05(d) of the Credit Agreement is hereby amended by
(i) adding "or in Megacable or Megacable Holdco" after the phrase "Joint Venture Subsidiary" in the first clause thereof, (ii) inserting the following immediately after the (i) therein: "except with respect to sales, transfers or other dispositions of Equity Interests in Megacable or Megacable Holdco," and (iii) inserting the following proviso at the end of clause (ii) therein:

                   "provided that with respect to any excess consideration
                  in the case of any sales, transfers or dispositions of Equity Interests in Megacable or Megacable Holdco, the Company makes a prepayment of Loans pursuant to Section 2.10(c) in an aggregate amount equal to 50% of the Net Proceeds attributable to such excess consideration (it being understood that (A) such 50% of the Net Proceeds shall not be eligible for reinvestment in Telecommunications Assets in lieu of prepaying Loans and
                  (B) that the other 50% of the Net Proceeds attributable to such excess consideration retained by the Company shall be used by the Company to prepay the Loans or for reinvestment in Telecommunications Assets in accordance with Section 2.10(c))"

         (d) Section 6.05(e) is hereby amended by deleting the word "Megacable" from the second line thereof.

         (e) Section 6.05 of the Credit Agreement is hereby further amended by inserting immediately after clause (f) the following:

                  "(g) the sale or contribution of the California Assets to the California Joint Venture in a transaction permitted under Section 6.04(p); and

                  (h) the sale, transfer or other disposition of the New Jersey Assets, provided that (i) not less than 80% of the consideration therefor shall consist of cash and (ii) all the Net Proceeds of such sale, transfer or other disposition in excess of $250,000,000 shall be applied to prepay Term Borrowings (and shall not be used to acquire Telecommunications Assets).

         (f) Section 6.05 of the Credit Agreement is hereby further amended by adding the following at the end thereof:

                  "The Borrowers will cause all the Net Proceeds of any sale, transfer or other disposition permitted under this Section (other than under clauses (a) and (b)) in excess of $5,000,000 for all such sales, transfers and other dispositions (other than Net Proceeds from sales, transfers or other dispositions of Equity Interests in Megacable or Megacable Holdco permitted under this
                  Section 6.05) during any fiscal year of the Company to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including the creation of a cash collateral account and any actions described in Section 5.13(a) of this Agreement; provided, however that the Borrowers may withdraw all or any portion of such Net Proceeds from such cash collateral account (A) to prepay the Term Loans hereunder or (B) to acquire Telecommunications Assets, so long as the Company shall have delivered to the Agent a certificate of a Financial Officer to the effect that the Company and the Borrowers intend to apply the Net Proceeds to be withdrawn within 12 months of such sale, transfer or disposition (or within 6 months of a binding commitment entered into during such 12 month period) and in any event no later than 5 Business Days after the date of such certificate (it being understood that such time period shall not apply to the Net Proceeds from the sale of the New Jersey Assets) to acquire Telecommunications Assets and certifying that no Event of Default has occurred and is continuing."

         12. Amendments to Section 6.08.

         (a) Section 6.08 of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" in clause (iii) of the first paragraph of such Section and inserting in its place the amount
"$17,500,000".

         (b) Section 6.08 of the Credit Agreement is hereby further amended by adding a third paragraph at the end thereof as follows:

                  "The Company will not (i) permit any Unrestricted Subsidiary to make or agree to make any Restricted Payment or other payment or distribution referred to in the foregoing provisions of this Section that could not be made directly by the Company or a Restricted Subsidiary in accordance with the provisions of this Section or (ii) furnish any funds to or make any investment in an Unrestricted Subsidiary or other Person for purposes of enabling it to make any such Restricted Payment, other payment or distribution that could not be made directly by the Company or a Restricted Subsidiary in accordance with the provisions of this Section."

         13. Amendments to Section 6.11.

         (a) Section 6.11 of the Credit Agreement is hereby amended by deleting in its entirety the first sentence thereof (including clauses (i), (ii) and (iii)) and inserting in place thereof the following:

                   "The Company will not, on or after the Fourth Amendment
                  Effective Date, designate any Subsidiary, other than a newly created Subsidiary in which no investment has previously been made, as an "Unrestricted Subsidiary" and may designate any such newly created Subsidiary as an "Unrestricted Subsidiary" under this Agreement (a "Designation") if no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and if the Company has delivered to the Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of any Executive Officer stating that no Event of Default has occurred and is continuing."

         (b) Section 6.11 of the Credit Agreement is hereby further amended by adding the following sentence at the end thereof:

                  "Notwithstanding the foregoing, RCN Finance, LLC may make the transfers required hereunder and may transfer to the Company all or substantially all of its assets consisting of Indebtedness of the Company; provided that such transfer is effected pursuant to a dividend or liquidation and RCN Finance, LLC receives no consideration for such transfer."

         14. Amendments to Section 6.12.

         Section 6.12 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

                  "Section 6.12. Financial Covenants. The Company and the Borrowers will not:

                  (a) Minimum Cash Balances. Permit cash and cash equivalents on hand at the Company and its Restricted Subsidiaries on the last day of any fiscal quarter to be less than the difference between (i) the amount set forth opposite such date below and (ii) an amount equal to the transaction costs and expenses of the Company in connection with the Fourth Amendment of up to a maximum of $15,000,000:

                  Fiscal Quarter
                  Ending                               Cash Balance
                  ------                               ------------
                  March 31, 2002                       $493,000,000
                  June 30, 2002                        $400,000,000
                  September 30, 2002                   $311,000,000
                  December 31, 2002                    $201,000,000
                  March 31, 2003                       $364,000,000
                  June 30, 2003                        $280,000,000
                  September 30, 2003                   $204,000,000
                  December 31, 2003                    $137,000,000

                  provided, however, that in the event that the New Jersey Assets are not sold, transferred or otherwise disposed of to a Person other than the Company or any Subsidiary prior to the last day of any fiscal quarter of the Company commencing with the fiscal quarter ending March 31, 2003, the amount set forth opposite such date above shall be deemed to be amended to be the amount set forth opposite such date below:

                  Fiscal Quarter
                  Ending                               Cash Balance
                  ------                               ------------
                  March 31, 2003                       $200,000,000
                  June 30, 2003                        $150,000,000
                  September 30, 2003                   $100,000,000
                  December 31, 2003                    $100,000,000

                  provided, further that the foregoing required amounts in and preceding the proviso shall be reduced by amounts that the Company or any Restricted Subsidiary uses to cash collateralize letter of credit facilities permitted by Section 6.01(a)(xiii).

                  (b) Minimum Consolidated Revenue. Permit Consolidated Revenue for any period of four consecutive fiscal quarters ending on a date set forth below to be less than the amount set forth opposite such date:

                  Fiscal Quarter                            Minimum
                  Ending                             Consolidated Revenue
                  ------                             --------------------

                  March 31, 2002                         $470,000,000
                  June 30, 2002                          $485,000,000
                  September 30, 2002                     $488,000,000
                  December 31, 2002                      $492,000,000
                  March 31, 2003                         $512,000,000
                  June 30, 2003                          $533,000,000
                  September 30, 2003                     $566,000,000
                  December 31, 2003                      $607,000,000
                  March 31, 2004                         $640,000,000
                  June 30, 2004                          $672,000,000
                  September 30, 2004                     $704,000,000
                  December 30, 2004                      $733,000,000

                  (c) Minimum Network Connections. Permit Network
                  Connections at the end of any fiscal quarter ending on a date set forth below to be less than the number set forth opposite such date:

                  Fiscal Quarter
                  Ending                                Network Connections
                  ------                                -------------------

                  March 31, 2002                              742,000
                  June 30, 2002                               787,000
                  September 30, 2002                          754,000
                  December 31, 2002                           806,000
                  March 31, 2003                              848,000
                  June 30, 2003                               893,000
                  September 30, 2003                          936,000
                  December 31, 2003                           989,000
                  March 31, 2004                            1,038,000
                  June 30, 2004                             1,083,000
                  September 30, 2004                        1,125,000
                  December 30, 2004                         1,162,000

                  (d) Cumulative Minimum EBITDA.

                           (i) Permit cumulative EBITDA from the period
                  commencing on January 1, 2002 to the last day of each fiscal quarter ending on a date set forth below to be less than the amount set forth opposite such date:

                  Fiscal Quarter
                  Ending                                  EBITDA
                  ------                                  ------

                  March 31, 2002                      $ (37,000,000)
                  June 30, 2002                       $ (63,000,000)
                  September 30, 2002                  $ (90,000,000)
                  December 31, 2002                   $(110,000,000)
                  March 31, 2003                      $(119,000,000)
                  June 30, 2003                       $(117,000,000)
                  September 30, 2003                  $ (97,000,000)
                  December 31, 2003                   $ (70,000,000)

                           (ii) Permit EBITDA for any period of four
                  consecutive fiscal quarters ending on a date set forth below to be less than the amount set forth opposite such date:

                  Fiscal Quarter
                  Ending                                   EBITDA
                  ------                                   ------
                  March 31, 2004                        $ 62,000,000
                  June 30, 2004                         $111,000,000
                  September 30, 2004                    $163,000,000
                  December 31, 2004                     $204,000,000

                  (e) Maximum Senior Secured Debt Ratio. Permit the Senior Secured Debt Ratio on any day from and including (A) the last day of any fiscal quarter set forth below through
                  (B) the day immediately preceding the last day of the immediately following fiscal quarter to exceed the ratio set forth below opposite such date or period:

                  Fiscal Quarter                              Maximum Ratio
                  Ending                                      -------------
                  ------

                  March 31, 2005                                3.00 to 1
                  June 30, 2005                                 2.75 to 1
                  September 30, 2005                            2.50 to 1
                  December 31, 2005 and thereafter              2.00 to 1

                  (f) Maximum Total Debt Ratio. Permit the Total Debt Ratio on any day from and including (A) the last day of any fiscal quarter set forth below through (B) the day immediately preceding the last day of the immediately following fiscal quarter to exceed the ratio set forth below opposite such date or period:

                  Fiscal Quarter                         Maximum Ratio
                  Ending                                 -------------
                  ------

                  March 31, 2005                         6.75 to 1
                  June 30, 2005                          6.50 to 1
                  September 30, 2005                     6.00 to 1
                  December 31, 2005                      6.00 to 1
                  March 31, 2006                         5.50 to 1
                  June 20, 2006                          5.50 to 1
                  September 30, 2006                     5.00 to 1
                  December 31, 2006                      5.00 to 1
                  March 31, 2007                         5.00 to 1
                  June 30, 2007                          5.00 to 1

                  (g) Minimum Interest Coverage Ratio. Permit the ratio of
                  (i) Annualized EBITDA determined as of the last day of any fiscal quarter set forth below to (ii) Annualized Cash Interest Expense determined as of the last day of such fiscal quarter to be less than the ratio set forth below opposite such date:

                  Fiscal Quarter
                  Ending                                Minimum Ratio
                  ------                                -------------
                  March 31, 2005                          1.30 to 1
                  June 30, 2005                           1.35 to 1
                  September 30, 2005                      1.45 to 1
                  December 31, 2005                       1.50 to 1
                  March 31, 2006                          1.60 to 1
                  June 30, 2006                           1.65 to 1
                  September 30, 2006                      1.75 to 1
                  December 31, 2006                       1.85 to 1
                  March 31, 2007                          2.00 to 1
                  June 30, 2007                           2.15 to 1

                  (h) Minimum Fixed Charge Coverage Ratio. Permit the ratio of (i) Annualized EBITDA determined as of the last day of any fiscal quarter set forth below to (ii) Annualized Fixed Charges determined as of such date to be less than the amount set forth opposite such date:

                  Fiscal Quarter
                  Ending                               Minimum Ratio
                  ------                               -------------
                  March 31, 2005                         1.05 to 1
                  June 30, 2005                          1.05 to 1
                  September 30, 2005                     1.05 to 1
                  December 31, 2005                      1.05 to 1
                  March 31, 2006                         1.05 to 1
                  June 30, 2006                          1.05 to 1
                  September 30, 2006                     1.05 to 1
                  December 31, 2006                      1.05 to 1
                  March 31, 2007                         1.10 to 1
                  June 30, 2007                          1.10 to 1

                  ; provided that Annualized Fixed Charges shall be adjusted to exclude scheduled principal amortization of Indebtedness outstanding under the Credit Agreement.

                  (i) Maximum Capital Expenditures. Permit Capital Expenditures of the Company and its Restricted
                  Subsidiaries for any fiscal year to exceed the amount set forth below opposite such year:

                                                       Maximum Capital
                  Fiscal Year Ending                    Expenditures
                  ------------------                    ------------

                  December 31, 2002                       $249,000,000
                  December 31, 2003                       $205,000,000
                  December 31, 2004                        $73,000,000
                  December 31, 2005                        $70,000,000
                  December 31, 2006                        $72,000,000
                  December 31, 2007                        $75,000,000

                  Amounts not expended in any fiscal year set forth above may be carried over to the next two subsequent fiscal years; provided that no amounts shall be carried forward from any period prior to January 1, 2002. Notwithstanding the foregoing, the Company and the Borrowers will not, after the Fourth Amendment Effective Date, permit Capital Expenditures (which term, for purposes of this sentence, shall have the meaning set forth in the definition thereof without regard to clauses (i), (ii), (iii) or
                  (iv) of the second proviso therein) to be made (x) to acquire assets that will be California Assets other than
                  (A) to the extent necessary to maintain the cable systems comprising the California Assets and existing on the Fourth Amendment Effective Date in good repair and working order, (B) to the extent necessary to obtain new subscribers to be included in the California Assets or
                  (C) as required pursuant to franchise or similar agreements entered into in connection with the California Assets, (y) to acquire assets that will be New Jersey Assets other than to the extent necessary to maintain the services provided to the subscribers included in the New Jersey Assets and as required pursuant to franchise or similar agreements related thereto."

         15. Amendment to Article VII. Section (d) of Article VII is hereby amended by adding ", 5.15, 5.16" after the first parenthetical therein.

         16. Pricing Changes. The Applicable Spread and the LIBO Rate in respect of all periods prior to the Fourth Amendment Effective Date shall be as provided in the Credit Agreement immediately prior to the Fourth Amendment Effective Date, and the Applicable Spread and the LIBO Rate in respect of all periods on and after the Fourth Amendment Effective Date shall be as set forth in the Credit Agreement as amended by this Amendment, with the result, among others, that any Eurodollar Borrowing outstanding on the Fourth Amendment Effective Date based on a LIBO Rate of less than 3.00% per annum shall, from the Fourth Amendment Effective Date until the end of its then current Interest Period, bear interest based on a LIBO Rate of 3.00% per annum plus the Applicable Spread.

         17. Reduction of Facilities. On the Effective Date, (i) the aggregate amount of the Revolving Commitments shall be automatically and permanently reduced from $250,000,000 to $187,500,000, and the Borrowers shall prepay Revolving Borrowings to the extent required by Section 2.10(b) of the Credit Agreement as a result of such reduction, (ii) the Borrowers shall make a prepayment of Tranche A Term Borrowings in an aggregate principal amount equal to $62,500,000, and (iii) the Borrowers shall make a prepayment of Tranche B Term Borrowings in an aggregate principal amount equal to $125,000,000. Each such prepayment of Borrowings shall be made in accordance with the provisions of Section 2.10 of the Credit Agreement (provided that the Lenders waive any prior notice requirements) and shall be accompanied by accrued interest on the amounts prepaid, and the Borrowers shall make payment of any amounts required to be paid pursuant to
Section 2.16 of the Credit Agreement in connection with such prepayments; provided, however, that no reduction shall be made to the amount of LC Exposure available under Section 2.04(b) of the Credit Agreement.

         18. Waivers.

         (a) RCN Finance, LLC, an Unrestricted Subsidiary, has purchased certain Indebtedness of the Company including, without limitation, pursuant to Offers to Purchase dated September 21, 2001 (the "Debt Repurchase"). The Lenders hereby waive any Default or Event of Default that may have arisen as a result of the Debt Repurchase.

         (b) The Lenders hereby waive any Default or Event of Default that may have arisen in connection with Section 6.12 of the Credit Agreement prior to the Fourth Amendment Effective Date, and such waiver shall be effective for the purposes of any compliance certificate to be delivered after the Fourth Amendment Effective Date with respect to any period that ended or date that occurred prior to the Fourth Amendment Effective Date.

         (c) The Lenders hereby waive any Default or Event of Default that may have arisen as a result of any failure by the Company or any of its Subsidiaries to comply with the requirements of Section 5.13 of the Credit Agreement or any provisions of the Security Documents, including any Default or Event of Default arising out of any representation or warranty or condition precedent to Borrowings as to compliance with such requirements or as to the filing of all financing statements and other lien documents and to the taking of other appropriate steps to perfect security interests in collateral. Each of the Lenders, the Agent, the Company and the Borrowers hereby represents and warrants that it is not aware of any non-compliance with such Section 5.13 or any such provisions as of the Fourth Amendment Effective Date.

         (d) Except for the Defaults or Events of Default expressly waived in clauses (a), (b) and (c) above, each of the Lenders, the Company and the Borrowers hereby represents and warrants that it is not aware of any other Default or Event of Default that has occurred and is continuing as of the Fourth Amendment Effective Date (without giving effect to the waiver in the next succeeding sentence). Each of the Lenders hereby waives any Default or Event of Default that shall have occurred prior to the Fourth Amendment Effective Date and any other claim raised in letters sent to the Company or the Administrative Agent prior to the Fourth Amendment Effective Date, including, without limitation, the letters dated October 15, 2001, November 2, 2001, November 7, 2001, November 8, 2001, November 14, 2001, February 1, 2002 and February 22, 2002 (excluding, to the extent necessary, any Default or Event of Default that would result from any representation or warranty contained herein proving to have been incorrect in any material respect when made or deemed made).

         19. Releases. The Company and the Borrowers hereby release the Agent and each of the Lenders and their respective officers, directors, employees, advisors and agents from any and all claims, damages or actions against such parties that may have accrued in favor of the Company or any of the Borrowers on or before the Fourth Amendment Effective Date arising out of or related directly or indirectly to the Loan Documents or the administration or enforcement thereof or the consummation of any transactions contemplated thereby.

         20. No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.

         21. Representations and Warranties. The Company and the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to the amendments and waivers contained herein:

         (a) No Default or Event of Default has occurred and is continuing.

         (b) The execution, delivery and performance by the Company and the Borrowers of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Company and the Borrowers, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (c) All representations and warranties of each Loan Party set forth in the Loan Documents as amended hereby are true and correct in all material respects.

         22. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the "Effective Date"):

         (a) The Agent shall have received counterparts hereof duly executed and delivered by the Company, the Borrowers and the Required Lenders;

         (b) The Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance as of such date with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement (as if a Borrowing were being effected on such date);

         (c) RFM 2, LLC shall have become party to the Security Documents and the Company will cause the Equity Interests of RFM 2, LLC to be pledged pursuant to the Security Documents;

         (d) The Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to RFM 2, LLC in form and substance satisfactory to the Agent;

         (e) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document;

         (f) The Borrowers shall have made the prepayments of Borrowings and paid the other amounts required to be paid pursuant to Section 17 of this Amendment; and

         (g) The Borrowers shall have paid to the Agent, in immediately available funds, for the account of each Lender that has delivered (including by telecopy) an executed counterpart of this Amendment to the Agent or its counsel prior to 5:00 p.m., New York time, on March 22, 2002, an amendment fee equal to 0.75% of the aggregate amount of such Lender's unused Commitments, Revolving Exposure and outstanding Term Loans on the date of this Amendment and prior to giving effect to the reductions and prepayments required by Section 17 of this Amendment.

         23. Expenses. The Borrowers agree to pay or reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Agent, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent and the reasonable fees, charges and disbursements of FTI Policano & Manzo with respect to the business plan and operational review performed and related on-going work. The Borrowers also agree to pay each member of the Steering Committee for their accrued out-of-pocket expenses related to travel and similar expenses.

         24. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        RCN CORPORATION,


                                        By /s/ Timothy J. Stoklosa
                                           ------------------------------
                                           Title:  Executive Vice President &
                                           Chief Financial Officer


                                        RCN TELECOM SERVICES, INC.,


                                        By /s/ Timothy J. Stoklosa
                                           -------------------------------
                                           Title:  Executive Vice President &
                                           Chief Financial Officer


                                        RCN FINANCIAL MANAGEMENT, INC.,


                                        By /s/ Timothy J. Stoklosa
                                           --------------------------------
                                           Title:  Executive Vice President &
                                           Chief Financial Officer


                                        UNET HOLDING, INC.,


                                        By /s/ Timothy J. Stoklosa
                                           --------------------------------
                                           Title:  Executive Vice President &
                                           Chief Financial Officer


                                        RCN INTERNET SERVICES, INC.,


                                        By /s/ Timothy J. Stoklosa
                                           ---------------------------------
                                           Title:  Executive Vice President &
                                           Chief Financial Officer


                                        JPMORGAN CHASE BANK, individually and as Agent,


                                        By /s/ Mary Ellen Egbert
                                           ---------------------------------
                                           Title:  Managing Director


                                        ADDISON CDO, LIMITED (Acct 1279)
                                        By:  Pacific Investment Management
                                             Company LLC, as its Investment
                                             Advisor

                                        By /s/ Mohan V. Phansalkar
                                           ---------------------------------
                                           Title: Executive Vice President


                                        AIMCO CDO SERIES 2000-A, as a Lender


                                        By /s/ Jerry D. Zinkula
                                           --------------------------------
                                           Title: Authorized Signatory


                                        By /s/ Chris Goergen
                                           ---------------------------------
                                           Title: Authorized Signatory


                                        AIMCO CLO, 2001-A


                                        By /s/ Jerry D. Zinkula
                                           ---------------------------------
                                           Title: Authorized Signatory


                                        By /s/ Chris Goergen
                                           ---------------------------------
                                           Title: Authorized Signatory


                                        ALLSTATE LIFE INSURANCE COMPANY, as a
                                        Lender


                                        By /s/ Jerry D. Zinkula
                                           ---------------------------------
                                           Title: Authorized Signatory


                                        By /s/ Chris Goergen
                                           --------------------------------
                                             Title: Authorized Signatory


                                        AMARA-1 FINANCE LTD.
                                        By:  INVESCO Senior Secured Management,
                                             Inc. As Sub-Advisor


                                        By /s/ Thomas H.B. Ewald
                                           ----------------------------------
                                           Title: Authorized Signatory


                                        AMARA-2 FINANCE LTD.
                                        By:  INVESCO Senior Secured Management,
                                             Inc. As Sub-Advisor


                                        By /s/ Thomas H.B. Ewald
                                           -----------------------------------
                                           Title: Authorized Signatory


                                        ARCHIMEDES FUNDING II, LTD.
                                        By: ING Capital Advisors LLC as
                                            Collateral Manager


                                        By /s/ Kurt Wegleitner
                                           -----------------------------------
                                           Title: Senior Vice President


                                        ARCHIMEDES FUNDING III, LTD.
                                        By: ING Capital Advisors LLC as
                                            Collateral Manager


                                        By /s/ Kurt Wegleitner
                                           ----------------------------------
                                           Title: Senior Vice President


                                        ARES III CLO LTD.
                                        By:  Ares CLO Management LLC


                                        By /s/ Seth J. Brufsky
                                           ---------------------------------
                                           Title: Vice President


                                        ARES IV CLO LTD.
                                        By:  Ares CLO Management IV, L.P.,
                                             Investment Manager


                                        By:  Ares CLO GP IV, LLC, Its Managing
                                             Member

                                        By /s/ Seth J. Brufsky
                                           ----------------------------------
                                           Title: Vice President


                                        ARES LEVERAGED INVESTMENT FUND II, L.P.
                                        By:  Ares Management II, L.P.,
                                             Its General Partner


                                        By /s/ Seth J. Brufsky
                                           ---------------------------------
                                           Title: Vice President


                                        ARES LEVERAGED INVESTMENT FUND, L.P.
                                        By:  ARES Management, L.P.,
                                        Its General Partner


                                        By /s/ Seth J. Brufsky
                                           ----------------------------------
                                           Title:  Vice President


                                        AVALON CAPITAL LTD.
                                        By:  INVESCO Senior Secured Management,
                                             Inc. As Portfolio Advisor


                                        By /s/ Thomas H.B. Ewald
                                           -----------------------------------
                                           Title:  Authorized Signatory


                                        AVALON CAPITAL LTD. II
                                        By:  INVESCO Senior Secured Management,
                                             Inc. As Portfolio Advisor


                                        By /s/ Thomas H.B. Ewald
                                           -----------------------------------
                                           Title:  Authorized Signatory


                                        BANK OF MONTREAL


                                        By /s/ Z. Szoldatits
                                           ----------------------------------
                                           Title:  Director


                                        BAYERISCHE HYPO-UND VEREINSBANK AG, NEW
                                        YORK BRANCH


                                        By /s/ Elizabeth H. Tallmadge
                                           ---------------------------------
                                           Title:  Managing Director, Chief
                                                   Investment Officer


                                        By /s/ Thomas L. Mowat
                                           ---------------------------------
                                           Title: Associate Director


                                        BEDFORD CDO, LIMITED (Acct 1276)
                                        By:  Pacific Investment Management
                                             Company LLC, as its Investment
                                             Advisor


                                        By /s/ Mohan V. Phansalkar
                                           ---------------------------------
                                           Title:  Executive Vice President


                                        BLACK DIAMOND CLO 1998-1 LTD.


                                        By /s/ Alan Corkish
                                           ---------------------------------
                                           Title:  Director


                                        BLACK DIAMOND CLO 2000-1 LTD.


                                        By /s/ Alan Corkish
                                           ----------------------------------
                                           Title:  Director


                                        Sankaty Advisors Inc., as Collateral
                                        Manager for BRANT POINT CBO 1999-1,
                                        LTD., as Term Lender


                                        By /s/ Diane J. Exter
                                           ----------------------------------
                                           Title: Managing Director, Portfolio
                                                  Manager


                                        CANPARTNERS INVESTMENTS IV LTD.


                                        By /s/ Mitchell R. Julis
                                           -----------------------------------
                                           Title:  Authorized Signatory


                                        CANYON CAPITAL CDO 2001-1


                                        By /s/ Mitchell R. Julis
                                           ----------------------------------
                                           Title:  Authorized Signatory


                                        CAPTIVA III FINANCE LTD. (Acct 275),
                                        as advised by Pacific Investment
                                        Management Company LLC


                                        By /s/ David Dyer
                                           ------------------------------
                                           Title:  Director


                                        CAPTIVA IV FINANCE LTD. (Acct 1275),
                                        as advised by Pacific Investment
                                        Management Company LLC


                                        By /s/ David Dyer
                                           -------------------------------
                                           Title:  Director


                                        CENTURION CDO I, LIMITED
                                        By:  American Express Asset Management
                                             Group Inc. as Collateral Manager


                                        By /s/ Steven B. Staver
                                           -----------------------------------
                                           Title:  Managing Director


                                        CENTURION CDO II, LTD.
                                        By: American Express Asset Management
                                            Group Inc. as Collateral Manager


                                        By /s/ Steven B. Staver
                                           -----------------------------------
                                           Title:  Managing Director


                                        CENTURION CDO III, LIMITED
                                        By:  American Express Asset Management
                                             Group Inc. as Collateral Manager


                                        By /s/ Steven B. Staver
                                           -----------------------------------
                                           Title:  Managing Director


                                        CERES FINANCE LTD.
                                        By: INVESCO Senior Secured Management,
                                            Inc. As Sub-Managing Agent


                                        By /s/ Thomas H.B. Ewald
                                           ----------------------------------
                                           Title:  Authorized Signatory


                                        CERES II FINANCE LTD.
                                        By: INVESCO Senior Secured Management,
                                            Inc. As Sub-Managing Agent
                                            (Financial)


                                        By /s/ Thomas H.B. Ewald
                                           -----------------------------------
                                           Title:  Authorized Signatory


                                        CIT LENDING SERVICES CORPORATION


                                        By /s/ Michael V. Monahan
                                           ----------------------------------
                                           Title:  Vice President


                                        CLYDESDALE CLO 2001-1, LTD.


                                        By /s/ Elizabeth Maclean
                                           ----------------------------------
                                           Title:  Vice President


                                        CYPRESSTREE INVESTMENT PARTNERS I
                                        By: CypressTree Investment Management
                                            Company, Inc., as Portfolio Manager


                                        By /s/ Jeffrey Megar
                                           ---------------------------------
                                           Title: Principal


                                        CYPRESSTREE INVESTMENT PARTNERS II
                                        By: CypressTree Investment Management
                                            Company, Inc., as Portfolio Manager


                                        By /s/ Jeffrey Megar
                                           -----------------------------------
                                           Title: Principal


                                        DELANO COMPANY (Acct 274)
                                        By:  Pacific Investment Management
                                             Company LLC, as its Investment
                                             Advisor


                                        By /s/ Mohan V. Phansalkar
                                           ----------------------------------
                                           Title:  Executive Vice President


                                        DEUTSHCE BANK AG NEW YORK BRANCH


                                        By /s/ Alexander Richarz
                                           ---------------------------------
                                           Title:  Vice President


                                        By /s/ Bernardo J. Rico
                                           ---------------------------------
                                           Title:  Vice President


                                        EATON VANCE CDO III, LTD.
                                        By:  Eaton Vance Management
                                             as Investment Advisor

                                        By /s/ Scott H. Page
                                           -----------------------------------
                                           Title:  Vice President


                                        EATON VANCE INSTITUTIONAL SENIOR
                                        LOAN FUND
                                        By:  Eaton Vance Management
                                             as Investment Advisor


                                        By /s/ Scott H. Page
                                           ----------------------------------
                                           Title:  Vice President


                                        EATON VANCE SENIOR INCOME TRUST
                                        By:  Eaton Vance Management
                                             as Investment Advisor


                                        By /s/ Scott H. Page
                                           ---------------------------------
                                           Title:  Vice President


                                        ELC (CAYMAN) LTD.


                                        By /s/ Adrienne Musgnug
                                           ---------------------------------
                                           Title:  Director


                                        ELC (CAYMAN) LTD. 1999-II


                                        By /s/ Adrienne Musgnug
                                           -------------------------------
                                           Title:  Director


                                        ELC (CAYMAN) LTD. 1999-III


                                        By /s/ Adrienne Musgnug
                                           -------------------------------
                                           Title:  Director


                                        ELC (CAYMAN) LTD. 2000-1


                                        By /s/ Adrienne Musgnug
                                           -------------------------------
                                           Title:  Director


                                        ELC (CAYMAN) LTD. CDO SERIES 1999-1


                                        By /s/ Adrienne Musgnug
                                           --------------------------------
                                           Title:  Director


                                        ELT LTD.


                                        By /s/ Diana L. Mushill
                                           --------------------------------
                                           Title:  Authorized Agent


                                        ENDURANCE CLO I LTD.
                                        c/o ING Capital Advisors LLC,
                                        as Portfolio Manager


                                        By /s/ Kurt Wegleitner
                                           ---------------------------------
                                           Title:  Senior Vice President


                                        CYPRESSTREE INVESTMENT MANAGEMENT
                                        COMPANY, INC.
                                          As: Attorney-in-Fact and on behalf of
                                          FIRST ALLMERICA FINANCIAL LIFE
                                          INSURANCE


                                        By /s/ Jeffrey Megar
                                           ---------------------------------
                                           Title: Principal


                                        FIRST UNION NATIONAL BANK


                                        By /s/ Joel Thomas
                                           --------------------------------
                                           Title:  Vice President


                                        FLEET BANK


                                        By /s/ Elisabet C. Hayes
                                           --------------------------------
                                           Title:  Workout Officer


                                        FOOTHILL CAPITAL CORPORATION


                                        By /s/ Sean Dixon
                                           --------------------------------
                                           Title:  Vice President


                                        FRANKLIN CLO I, LTD.


                                        By /s/ Richard D'Addario
                                           ---------------------------------
                                           Title:  Vice President


                                        FRANKLIN FLOATING RATE TRUST


                                        By /s/ Richard D'Addario
                                           --------------------------------
                                           Title:  Vice President


                                        FUJI BANK, LIMITED


                                        By /s/ Nobuoki Koike
                                           --------------------------------
                                           Title:  Senior Vice President


                                        GRAYSON & CO.
                                        By:  Boston Management and Research
                                             as Investment Advisor


                                        By /s/ Scott H. Page
                                           --------------------------------
                                           Title:  Vice President


                                        Sankaty Advisors, Inc. as Collateral
                                        Manager for GREAT POINT CBO 1998-1 LTD., as Term Lender


                                        By /s/ Diane J. Exter
                                           ---------------------------------
                                           Title:  Managing Director, Portfolio
                                                   Manager


                                        Sankaty Advisors, LLC as Collateral
                                        Manager for GREAT POINT CLO 1999-1 LTD., as Term Lender

                                        By /s/ Diane J. Exter
                                           ---------------------------------
                                          Title:  Managing Director, Portfolio
                                                  Manager


                                        HAMILTON CDO, LTD.
                                        By:  Stanfield Capital Partners LLC
                                             as its Collateral Manager


                                        By /s/ Gregory L. Smith
                                           ----------------------------------
                                           Title:  Partner


                                        HBK MASTER FUND L.P.


                                        By /s/ David C. Haley
                                           ---------------------------------
                                           Title:   Authorized Signatory


                                        HELLER FINANCIAL, INC.


                                        By /s/ Karl Kieffer
                                           --------------------------------
                                           Title:  Duly Authorized Signatory


                                        HIGHLAND LEGACY LIMITED
                                        By:  Highland Capital Management, L.P.
                                             as Collateral Manager


                                        By /s/ Louis Koven
                                           -----------------------------------
                                           Title: Executive Vice President-CFO,
                                           Highland Capital Management, L.P.


                                        IBM CREDIT CORPORATION


                                        By /s/ Thomas S. Curcio
                                           ----------------------------------
                                           Title:  Manager of Credit


                                        JHW CASH FLOW I, LP


                                        By /s/ Kaitlin Trinh
                                           -----------------------------------
                                           Title:  Fund Controller


                                        JISSEKIKUN FUNDING, LTD. (Acct 1288)
                                        By: Pacific Investment Management
                                            Company LLC, as its Investment
                                            Advisor


                                        By /s/ Mohan V. Phansalkar
                                           ----------------------------------
                                           Title:  Executive Vice President


                                        KZH CYPRESS TREE-1 LLC


                                        By /s/ Anthony Iarrobino
                                           ---------------------------------
                                           Title:  Authorized Agent


                                        KZH ING-2 LLC


                                        By /s/ Anthony Iarrobino
                                           ---------------------------------
                                           Title:  Authorized Agent


                                        KZH ING-3 LLC


                                        By /s/ Anthony Iarrobino
                                           ---------------------------------
                                           Title:  Authorized Agent


                                        KZH RIVERSIDE LLC


                                        By /s/ Anthony Iarrobino
                                           ---------------------------------
                                           Title:  Authorized Agent


                                        LIBERTY - STEIN ROE ADVISOR FLOATING
                                        RATE ADVANTAGE FUND
                                        By: Stein Roe & Farnham Incorporated as
                                            Advisor

                                        By /s/ James R. Fellows
                                           ----------------------------------
                                           Title: Sr. Vice President &
                                                  Portfolio Manager


                                        MERRILL LYNCH CAPITAL CORPORATION


                                        By /s/ Carol J.E. Feely
                                           ----------------------------------
                                          Title: Vice President, Merrill Lynch
                                                 Capital Corp.


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH


                                        By /s/ Meredith Rubel Lipsher
                                           ----------------------------------
                                           Title:  Debt Markets Counsel


                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By /s/ James R. Dingler
                                           -----------------------------------
                                           Title:  Authorized Signatory


                                        METROPOLITAN PROPERTY AND CASUALTY
                                        INSURANCE COMPANY


                                        By /s/ James R. Dingler
                                           -----------------------------------
                                           Title:  Authorized Signatory


                                        ML CLO XIX STERLING (CAYMAN) LTD.
                                        By: Highland Capital Management, L.P.
                                            (As successor in interest to
                                            Sterling Asset Management)


                                        By /s/ Louis Koven
                                           ----------------------------------
                                           Title: Executive Vice President-CFO,
                                           Highland Capital Management, L.P.


                                        JPMORGAN CHASE BANK CORPORATE HIGH YIELD
                                        COMMINGLED PENSION TRUST FUND


                                        By /s/ Steven Berk
                                           ----------------------------------
                                           Title:   Vice President


                                        JPMORGAN CHASE BANK CORPORATE HIGH
                                        YIELD OPPORTUNITY COMMINGLED TRUST FUND


                                        By /s/ Steven Berk
                                           ----------------------------------
                                           Title:  Vice President


                                        MORGAN STANLEY PRIME INCOME TRUST


                                        By /s/ Sheila A. Finnerty
                                           ----------------------------------
                                           Title:  Executive Director


                                        MORGAN STANLEY SENIOR FUNDING


                                        By /s/ Stephen Hannan
                                           ----------------------------------
                                           Title:  Vice President


                                        MOUNTAIN CAPITAL CLO I, LTD.


                                        By /s/ Darren P. Riley
                                           ----------------------------------
                                           Title:  Director


                                        MUIRFIELD TRADING LLC


                                        By /s/ Diana L. Mushill
                                           ----------------------------------
                                           Title:  Assistant Vice President


                                        NATIONAL WESTMINSTER BANK PLC
                                        By:  NatWest Capital Markers Limited,
                                             its Agent


                                        By:  Greenwich Capital Markers, Inc.,
                                             its Agent


                                        By /s/ Harry Paschalidis
                                           -----------------------------------
                                           Title:  Vice President


                                        NEMEAN CLO, LTD.
                                        By:  ING Capital Advisors LLC,
                                        As Investment Manager


                                        By /s/ Kurt Wegleitner
                                           -----------------------------------
                                           Title:  Senior Vice President


                                        NOMURA BOND & LOAN FUND


                                        By /s/ Elizabeth Maclean
                                           ----------------------------------
                                           Title: Vice President


                                        NORSE CBO, LTD.
                                        By:  Regiment Capital Management, LLC
                                             as its Investment Advisor


                                        By:  Regiment Capital Advisors, LLC its
                                             Manager and pursuant to delegated
                                             authority


                                        By /s/ Timothy S. Peterson
                                           ----------------------------------
                                           Title: President


                                        NUVEEN SENIOR INCOME FUND


                                        By
                                           ----------------------------------
                                           Name:
                                           Title:


                                        OASIS COLLATERALIZED HIGH INCOME
                                        PORTFOLIOS-1
                                        By: INVESCO Senior Secured Management,
                                            Inc. As Sub-Advisor


                                        By /s/ Thomas H.B. Ewald
                                           ----------------------------------
                                           Title:  Authorized Signatory


                                        OLYMPIC FUNDING TRUST SERIES 1999-1


                                        By /s/ Diana L. Mushill
                                           ----------------------------------
                                           Title:  Authorized Agent


                                        ORIX FINANCE CORP. I


                                        By /s/ Sheppard H.C. Davis, Jr.
                                           -----------------------------------
                                           Title:  Authorized Representative


                                        PAM CAPITAL FUNDING LP
                                        By:  Highland Capital Management, L.P.
                                             As Collateral Manager


                                        By /s/ Louis Koven
                                           ----------------------------------
                                           Title: Executive Vice President-CFO,
                                           Highland Capital Management, L.P.


                                        PAMCO CAYMAN LTD.
                                        By:  Highland Capital Management, L.P.
                                             As Collateral Manager


                                        By /s/ Louis Koven
                                           -----------------------------------
                                          Title: Executive Vice President-CFO,
                                          Highland Capital Management, L.P.


                                        PARIBAS CAPITAL FUNDING LLC


                                        By
                                           ----------------------------------
                                           Name:
                                           Title:


                                        PB CAPITAL CORPORATION


                                        By /s/ Dana L. McDougall
                                           ---------------------------------
                                           Title:  Vice President


                                        By /s/ Lisa Moraglia
                                           ---------------------------------
                                           Title:  Associate


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By /s/ Steven J. McGehrin
                                           ---------------------------------
                                           Title:  Vice President


                                        PPM SPYGLASS FUNDING TRUST


                                        By /s/ Diana L. Mushill
                                           ---------------------------------
                                           Title:  Authorized Agent


                                        PROMETHEUS INVESTMENT FUNDING NO. 1 LTD.
                                        By: CPF Asset Advisors LLC as Investment
                                            Manager


                                        By /s/ Elizabeth H. Tallmadge
                                           -----------------------------------
                                           Title:  Chief Investment Officer


                                        By /s/ Thomas L. Mowat
                                           -----------------------------------
                                           Title: Associate Director


                                        SALOMON BROTHERS HOLDING COMPANY INC.


                                        By /s/ James P. Garuia
                                           ----------------------------------
                                           Title: Attorney-in-Fact


                                        SCUDDER FLOATING RATE FUND


                                        By /s/ Kenneth Weber
                                           ----------------------------------
                                           Title:  Senior Vice President


                                        SEABOARD CLO 2000 LTD.


                                        By /s/ Sheppard H.C. Davis, Jr.
                                           ----------------------------------
                                           Title: Authorized Representative of
                                           ORIX Capital Markets, LLC, Its
                                           Collateral Manager


                                        SENIOR DEBT PORTFOLIO
                                        By:  Boston Management and Research
                                        as Investment Advisor


                                        By /s/ Scott H. Page
                                           ----------------------------------
                                           Title:  Vice President


                                        SEQUILS-CENTURION V, LTD.
                                        By:  American Express Asset Management
                                             Group Inc., as Collateral Manager


                                        By /s/ Steven B. Staver
                                           -----------------------------------
                                           Title:  Managing Director


                                        SEQUILS - CUMBERLAND I, LTD.
                                        By:  Deerfield Capital Management LLC
                                             As its Collateral Manager


                                        By /s/ Dan Hattori
                                           -----------------------------------
                                           Title:  Vice President


                                        SEQUILS ING I (HBDGM), LTD.
                                        By:  ING Capital Advisors LLC,
                                             As Collateral Manager

                                        By /s/ Kurt Wegleitner
                                           ----------------------------------
                                           Title:  Senior Vice President


                                        SPS HIGH YIELD LOAN TRADING


                                        By /s/ Mary Ellen Egbert
                                           ----------------------------------
                                           Title:  Managing Director


                                        SRF 2000 LLC


                                        By /s/ Diana L. Mushill
                                           ----------------------------------
                                           Title:  Assistant Vice President


                                        STANFIELD ARBITRAGE CDO, LTD.
                                        By:  Stanfield Capital Partners LLC
                                             As its Collateral Manager


                                        By /s/ Gregory L. Smith
                                           ----------------------------------
                                           Title:  Partner


                                        STANFIELD CLO LTD.
                                        By:  Stanfield Capital Partners LLC
                                             As its Collateral Manager


                                        By /s/ Gregory L. Smith
                                           ----------------------------------
                                           Title:  Partner


                                        STANFIELD/RMF TRANSATLANTIC CDO LTD.
                                        By:  Stanfield Capital Partners LLC
                                             As its Collateral Manager


                                        By /s/ Gregory L. Smith
                                           ----------------------------------
                                           Title:  Partner


                                        STEIN ROE FLOATING RATE LLC


                                        By /s/ James R. Fellows
                                           ----------------------------------
                                           Title: Senior Vice President, Stein
                                           Roe & Farnham Incorporated, as
                                           Advisor to the Stein Roe Floating
                                           Rate Limited Liability Company


                                        STRATA FUNDING LTD.
                                        By:  INVESCO Senior Secured Management,
                                             Inc. As Sub-Managing Agent


                                        By /s/ Thomas H.B. Ewald
                                           -----------------------------------
                                           Title: Authorized Signatory


                                        SWISS LIFE US RAINBOW LIMITED
                                        By:  ING Capital Advisors LLC
                                             as Investment Manager


                                        By /s/ Kurt Wegleitner
                                           -----------------------------------
                                           Title:  Senior Vice President


                                        WHITNEY CASHFLOW FUND II


                                        By /s/ Kaitlin Trinh
                                           ----------------------------------
                                           Title:  Fund Controller


                                        WINDSOR LOAN FUNDING, LIMITED
                                        By:  Stanfield Capital Partners LLC
                                             as its Investment Manager


                                        By /s/ Gregory L. Smith
                                           ---------------------------
                                           Title:  Partner